EXHIBIT 99.1

SYNERGETICS USA, INC.
3845 Corporate Centre Drive
O’Fallon, Missouri 63368
(636) 939-5100
http://www.synergeticsusa.com
Pamela G. Boone, Chief Financial Officer

SYNERGETICS REPORTS FOURTH QUARTER AND FISCAL 2011 RESULTS

Fourth Quarter Net Income Jumps 100% to a Record $2.0 Million, or $0.08 Per Diluted Share, on
21% Increase on Record Sales of $15.8 Million
Record Fiscal Year Sales of $55.8 Million -- $0.23 Per Diluted Share

O’FALLON, Mo. – (October 11, 2011) – Synergetics USA, Inc. (NASDAQ: SURG), a medical device company that designs, manufactures, and markets innovative surgical devices for ophthalmic and neurosurgical applications, today reported record sales and net income for the fourth quarter ended July 31, 2011.

The Company reported that fourth quarter 2011 net income rose 100% to $2.0 million, or $0.08 per diluted share, compared with $1.0 million, or $0.04 per diluted share, in the fourth quarter of 2010.  Fourth quarter sales rose 21% to a record $15.8 million in fiscal 2011 compared with sales of $13.1 million in the fourth quarter of fiscal 2010.

“Synergetics’ record results for the fourth quarter highlight the solid progress we have made since last year in building our sales of ophthalmic and neurosurgical products and in improving our profitability,” stated Dave Hable, President, CEO and Director of Synergetics USA, Inc.  “Our record net income benefited from higher sales, growth in our margins and improved leverage of selling, general and administrative expenses.

“Our sales accelerated in the second half of 2011 due to increased demand for our ophthalmic disposable products and the contribution from new products introduced over the past year.  Disposable product sales have grown to approximately 80% of our total product sales,” continued Mr. Hable.  “We improved our manufacturing efficiencies by continuing to adopt lean manufacturing techniques that resulted in a 15% improvement in sales per production employee compared with the prior year.  After fiscal year end, we implemented a new ERP system that we expect will result in further efficiencies in our planning and administrative functions.”

Fourth Quarter Results

Fourth quarter 2011 sales increased 21% to $15.8 million compared with $13.1 million in the fourth quarter of 2010.  The increase in fourth quarter sales from last year was due primarily to growth in sales of ophthalmic disposable products, sales of neurosurgical products to marketing partners and OEM sales.  The growth in sales of disposable products more than offset the continued weakness in sales of capital products.

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Ophthalmic sales rose 11% to $9.5 million in the fourth quarter of fiscal 2011 compared with $8.6 million in the fourth quarter of fiscal 2010.  The growth in ophthalmic sales benefited from higher volume of disposable products, including procedural kits, laser probes and cannulas and expansion into international markets.

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Total neurosurgical sales, including sales to marketing partners, increased 41.7% to $3.3 million in the fourth quarter of fiscal 2011 compared with $2.3 million for the same period in 2010. Sales to our marketing partners increased 61.8% to $3.1 million in the fourth quarter of fiscal 2011 and more than offset the decline in direct neurosurgical sales due to the transition of neurosurgical sales to Codman & Shurtleff, Inc. (“Codman”) and Stryker Corporation (“Stryker”) under marketing partner agreements.  Direct neurosurgical sales decreased 53.5% to $0.2 million in the fourth quarter of fiscal 2011 compared with $0.4 million in the fourth quarter of fiscal 2010, as this business has been transitioned.

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Total OEM sales rose 33.4% to $2.8 million in the fourth quarter of fiscal 2011 compared with $2.1 million in the fourth quarter of fiscal 2010.  The increase in OEM sales benefited from increased shipments of Synergetics’ new CMC V generator and accessories to Codman during the latest quarter.  The OEM sales include deferred revenue of $443,000 recognized from Codman and Alcon, Inc. (“Alcon”).

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SURG Reports Fourth Quarter and Fiscal 2011 Results

October 11, 2011

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Disposable product sales grew $2.4 million to $12.6 million in the fourth quarter of fiscal 2011 compared with the fourth quarter of fiscal 2010.  Disposable sales accounted for approximately 80% of total sales in the fourth quarter of fiscal.

•	Capital equipment sales totaled $2.7 million in the fourth quarter of fiscal 2011 compared with $2.8 million in the fourth quarter of fiscal 2010.

 “Our record fourth quarter sales benefited from increased demand for our disposable ophthalmic products from both domestic and international customers, a 41.7% growth in neurosurgery sales, including sales to our marketing partners, and a 33.4% increase in OEM sales,” continued Mr. Hable.

Gross profit for the fourth quarter rose 25% to $9.4 million compared with $7.5 million in the fourth quarter of 2010.  Gross profit margin rose to 59.6% in the fourth quarter of fiscal 2011 compared with 57.7% in the fourth quarter of 2010.  The growth in gross profit and gross profit margin benefited from higher sales, improved product mix and increased manufacturing efficiencies compared with the fourth quarter of the prior year.

“We launched our lean manufacturing initiatives last year and they are having a positive impact on product quality, material yield and production efficiencies.  These initiatives have contributed cumulative cost savings of approximately $2.2 million over the past two years, including incremental costs savings of approximately $800,000 in fiscal 2011. We expect to complement our lean manufacturing initiatives in fiscal 2012 with a newly implemented ERP system that went live in August 2011.  The new system will allow better planning and real-time information for inventory levels, shipments, sales information and production costs,” continued Hable.

Operating income for the fourth quarter of fiscal 2011 doubled to $3.0 million compared with $1.5 million in the fourth quarter last year.  Operating margin rose to 18.7% in the fourth quarter of fiscal 2011 compared with 11.3% in the fourth quarter of fiscal 2010.  The increase in operating income and operating margin benefited from higher sales, growth in margins, lower manufacturing costs, and lower general and administrative expenses. In addition, the increase in operating income highlights the leverage the Company achieved by utilizing its marketing partners to sell and distribute its neurosurgical products.

“Research and development expenses rose to $1.1 million in the most recent quarter compared with last year’s fourth quarter,” noted Mr. Hable.  “We remain focused on funding key R&D programs that will contribute to new product introductions and expansions of existing product lines.  Our successful introduction of VersaPACK™ in fiscal 2011 highlights the success of these programs.  Initial sales are very encouraging and demonstrate our potential to expand in a new worldwide market that is estimated at $277 million.”

Selling and marketing expenses increased to $2.9 million in the fourth quarter of 2011 compared with $2.8 million in the fourth quarter of 2010.  The increase was due primarily to higher sales of ophthalmic products.

Fourth quarter 2011 net income rose 100% to $2.0 million, or $0.08 per diluted share, compared with net income of $1.0 million, or $0.04 per diluted share, in the fourth quarter of 2010.  The growth in net income benefited from an increase in sales, improvement in gross profit, and improved leverage of selling, general and administrative expenses compared with the fourth quarter of fiscal 2010.

Fiscal Year Results

Total net sales for fiscal year 2011 increased 7.2% to $55.8 million compared with $52.1 million in fiscal 2010.  The increase in sales was due primarily to growth in disposable ophthalmic products, sales of neurosurgery products through marketing partners and higher sales to our OEM customers.

Net income for fiscal 2011 was $5.6 million, or $0.23 per diluted share, compared with $5.7 million, or $0.23 per diluted share, in fiscal 2010.  The fiscal 2010 results included one-time gains of approximately $3.2 million, or $0.08 per diluted share, including approximately $2.4 million ($0.06 per diluted share) from the settlement with Alcon, Inc. and $817,000 ($0.02 per diluted share) from the sale of the Omni® product line to Stryker.

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SURG Reports Fourth Quarter and Fiscal 2011 Results

October 11, 2011

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Total ophthalmic sales rose 9% to $34.5 million for fiscal 2011 compared with $31.7 million in fiscal 2010. The growth in ophthalmic sales benefited from the sales of disposable products in both domestic and international markets.

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Total neurosurgical sales, including sales to marketing partners, totaled $11.0 million for fiscal 2011 compared with $12.4 million for fiscal 2010.  The decline in neurosurgical sales was the result of the transition of the majority of our direct sales to marketing partners.  The largest portion of this decline can be attributed to the loss of $1.1 million of Omni® capital equipment, which the Company no longer sells.

•	Total OEM sales rose 27% to $10.0 million in fiscal 2011 compared with $7.9 million in fiscal 2010. The 2011 OEM sales include deferred revenue of $1.0 million recognized from Codman and Alcon.

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Overall sales of disposable products grew approximately 13%, or $5.0 million while sales of capital equipment were down approximately 19%, or $2.3 million, due to the loss of the Omni® sales and reduced sales to hospitals due to continuing constraints on their capital budgets.

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Interest expense dropped to $202,000 in fiscal 2011 compared with $491,000 in fiscal 2010 due to the payoff of certain long-term debt and other obligations during fiscal 2011.  The Company paid off the remaining $1.7 million on the industrial revenue bond that financed its O’Fallon, Missouri facility and $800,000 on the next to last payment to Iridex Corporation during fiscal 2011.  Synergetics reduced its debt to approximately $1.1 million at July 31, 2011, from $4.1 million at the end of the prior fiscal year.  The Company expects to pay off its remaining debt in fiscal 2012.

Conference Call Information

Synergetics USA, Inc. will host a conference call on Wednesday, October 12, 2011, at 10:30 a.m. Eastern Time.  The toll free dial-in number to listen and participate live on this call is (800) 588-4973, confirmation code 30398162.  For callers outside the U.S., the number is (847) 230-5643.  Participants are encouraged to email questions to investorinfo@synergeticsusa.com.  The conference call will also be simulcast live at http://www.synergeticsusa.com.  An online replay will be available on the Company’s website for approximately 30 days.

About Synergetics USA, Inc.

Through continuous improvement and development of our people, our mission is to design, manufacture and market innovative surgical devices, capital equipment, accessories and disposables of the highest quality in order to assist and enable surgeons who perform surgery around the world to provide a better quality of life for their patients.

Synergetics USA, Inc. (the “Company”) is a leading supplier of precision surgical devices.  The Company’s primary focus is on the disciplines of ophthalmology and neurosurgery.  Our distribution channels include a combination of direct and independent sales distribution organizations and important strategic alliances with market leaders.  The Company’s product lines focus upon precision engineered, disposable and reusable devices, procedural kits and the delivery of various energy modalities for the performance of less invasive surgery including:  (i) laser energy, (ii) ultrasonic energy, (iii) radio frequency energy for electrosurgery and lesion generation and (iv) visible light energy for illumination, and where applicable, simultaneous infusion (irrigation) of fluids into the operative field.  The Company’s website address is http://www.synergeticsusa.com.

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SURG Reports Fourth Quarter and Fiscal 2011 Results

October 11, 2011

Forward-Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995.  In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These factors, risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended July 31, 2011, as updated from time to time in our filings with the Securities and Exchange Commission.  The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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SURG Reports Fourth Quarter and Fiscal 2011 Results

October 11, 2011

Synergetics USA, Inc. and Subsidiaries
Consolidated Statements of Income
Fiscal Quarters Ended July 31, 2011 and 2010
(Dollars in thousands, except share and per share data)

	July 31, 2011	July 31, 2010
Net sales	$15,796	$13,056
Cost of sales	6,376	5,520
Gross profit	9,420	7,536

Operating expenses
Research and development	1,126	688
Selling	2,945	2,759
General and administrative	2,391	2,617
	6,462	6,064
Operating income	2,958	1,472

Other income (expense)
Interest income	17	36
Interest expense	(20)	(79)
Miscellaneous	--	1
	(3)	(42)
Income before provision for income taxes	2,955	1,430
Provision for income taxes	918	425
Net income	$2,037	$1,005
Earnings per share:
Basic	$0.08	$0.04
Diluted	$0.08	$0.04
Basic weighted average common shares outstanding	24,970,271	24,735,422
Diluted weighted average common shares outstanding	25,137,786	24,827,641

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SURG Reports Fourth Quarter and Fiscal 2011 Results

October 11, 2011
Synergetics USA, Inc. and Subsidiaries
Consolidated Statements of Income
Fiscal Years Ended July 31, 2011, 2010 and 2009
(Dollars in thousands, except share and per share data)

	2011	2010	2009
Net sales	$55,845	$52,075	$52,965
Cost of sales	23,121	22,166	23,550
Gross profit	32,724	29,909	29,415
Operating expenses
Research and development	3,713	3,008	2,998
Selling	11,474	11,958	14,262
General and administrative	9,245	8,903	9,030
	24,432	23,869	26,290
Operating income	8,292	6,040	3,125
Other income (expenses)
Investment income	99	38	5
Interest expense	(202)	(491)	(763)
Settlement gain	--	2,398	--
Gain (loss) on sale of product line	(99)	817	--
Miscellaneous	(11)	23	3
	(213)	2,785	(755)
Income before provision for income taxes	8,079	8,825	2,370
Provision for income taxes	2,446	3,092	775
Net income	$5,633	$5,733	$1,595
Earnings per share:
Basic	$0.23	$0.23	$0.07
Diluted	$0.23	$0.23	$0.07
Basic weighted average common shares outstanding	24,901,832	24,618,403	24,459,749
Diluted weighted average common shares outstanding	25,035,095	24,672,605	24,493,263

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SURG Reports Fourth Quarter and Fiscal 2011 Results

October 11, 2011

SYNERGETICS USA, INC. AND SUBSIDIARIES
Unaudited Table of Income and EPS
Fiscal Year Ended July 31, 2011 and 2010
(Dollars in thousands, except per share information

	Fiscal Year Ended July 31, 2011	Fiscal Year Ended July 31, 2010
Gain (loss) from product line sale	$(99)	$817
Income from Alcon settlement	--	2,398
Income from operations	8,178	5,610
Total income	8,079	8,825
Effective tax rate	30.3%	35.0%
Net income from product line sale	(69)	522
Net income from Alcon settlement	--	1,533
Net income from operations	5,702	3,678
Total net income	5,633	5,733
Average weighted shares outstanding	24,901,832	24,618,403
Earnings per share from product line sale	$0.00	$0.02
Earnings per shares from Alcon settlement	--	$0.06
Earnings per share from operations	$0.23	$0.15
Total earnings per share	$0.23	$0.23

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SURG Reports Fourth Quarter and Fiscal 2011 Results

October 11, 2011

SYNERGETICS USA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
July 31, 2011 and 2010
(Dollars in thousands, except share information)

	2011	2010
Assets
Current Assets
Cash and cash equivalents	$18,399	$18,669
Accounts receivable, net of allowance for doubtful accounts of $282 and $282, respectively	11,242	9,056
Inventories	12,423	11,891
Prepaid expenses	961	792
Deferred income taxes	792	658
Total current assets	43,817	41,066
Property and equipment, net	8,964	8,044
Intangible and other assets
Goodwill	10,690	10,690
Other intangible assets, net	11,792	12,353
Deferred income taxes	4,915	--
Patents, net	1,050	870
Cash value of life insurance	82	72
Total assets	$81,310	$73,095
Liabilities and stockholders’ equity
Current Liabilities
Current maturities of long-term debt	$1,053	$1,398
Current maturities of revenue bonds payable	--	116
Accounts payable	1,567	1,800
Accrued expenses	3,193	2,624
Income taxes payable	6,233	11
Deferred revenue	540	400
Total current liabilities	12,586	6,349
Long-Term Liabilities
Long-term debt, less current maturities	--	939
Revenue bonds payable, less current maturities	--	1,612
Deferred revenue	18,060	18,630
Deferred income taxes	--	1,339
Total long-term liabilities	18,060	22,520
Total liabilities	30,646	28,869
Commitments and contingencies
Stockholders’ Equity
Common stock at July 31, 2011 and July 31, 2010, $0.001 par value, 50,000,000 shares authorized; 24,970,884 and 24,772,155 shares issued and outstanding, respectively	25	25
Additional paid-in capital	25,598	24,905
Retained earnings	24,952	19,319
Accumulated other comprehensive loss:
Foreign currency translation adjustment	89	(23)
Total stockholders’ equity	50,664	44,226
Total liabilities and stockholders’ equity	$81,310	$73,095

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